EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS or JIM GALEESE
DATE: AUGUST 17, 2017	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE YEAR AND FOURTH QUARTER ENDED JUNE 30, 2017,
AND DECLARES REGULAR CASH DIVIDEND

Cincinnati, OH; August 17, 2017 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•
reported FY 2017 net sales of $331,392,000, an increase of 3% over $322,196,000 in the prior fiscal year.  Excluding the acquisition of Atlas Lighting Products, organic sales declined 3% year-over-year;

•
reported FY 2017 net income of $3,000,000, or $0.12 per share, a decrease of 68% as compared to net income of $9,482,000, or $0.37 per share, for the prior fiscal year.  On a Non-GAAP basis, net income was $4,974,000 or $0.19 per share, a decrease of 49% or $0.19 per share, compared to the prior year Non-GAAP results.  Non-GAAP results exclude adjustments related to the impairment of an intangible asset, restructuring and plant closure costs, acquisition deal costs, fair market inventory write-up, and severance costs (see Non-GAAP Financial Measures);

•
reported fourth quarter FY 2017 net sales of $83,419,000 an increase of 3% as compared to  $80,844,000 in the same period of the prior fiscal year.  Excluding the acquisition of Atlas Lighting, organic sales declined 11% in the fourth quarter year-over-year;

•
reported fourth quarter FY 2017 net income of $696,000, or $0.03 per share, a decrease of 51% as compared to $1,428,000, or $0.06 per share, for the same period of the prior fiscal year.  On a Non-GAAP basis, net income was $519,000 or $0.02 per share, a decrease of 65% or $0.04 per share compared to the prior year fourth quarter Non-GAAP results.  Non-GAAP results exclude adjustments related to acquisition deal costs, restructuring and plant closure costs, and severance costs (see Non-GAAP Financial Measures); and

•	declared a regular quarterly cash dividend of $0.05 per share payable September 6, 2017 to shareholders of record August 28, 2017.

Financial Highlights	(In thousands, except per share data; unaudited)
	Three Months Ended June 30			Year Ended June 30
	2017	2016	% Change	2017	2016	% Change
Net Sales	$83,419	$80,844	3%	$331,392	$322,196	3%
Operating Income as reported	$499	$2,081	(76)%	$3,609	$13,956	(74)%
Impairment of intangible asset	--	--	n/m	479	--	n/m
Acquisition deal costs	128	--	n/m	1,608	--	n/m
Fair market value inventory write-up	--	--	n/m	155	--	n/m
Restructuring and plant closure costs	101	--	n/m	897	--	n/m
Severance costs	284	68	318%	506	469	8%
Operating Income as adjusted (a)	$1,012	$2,149	(53)%	$7,254	$14,425	(50)%

Net Income as reported	$696	$1,428	(51)%	$3,000	$9,482	(68)%
Net Income as adjusted	$519	$1,483	(65)%	$4,974	$9,800	(49)%

Earnings per share (diluted) as reported	$0.03	$0.06	(50)%	$0.12	$0.37	(68)%
Earnings per share (diluted) as adjusted	$0.02	$0.06	(67)%	$0.19	$0.38	(50)%

	6/30/17	6/30/16
Working Capital	$61,704	$88,510
Total Assets	$256,680	$195,560
Long-Term Debt	$49,698	$ nil
Shareholders' Equity	$ 160,078	$ 155,520

(a)  The Company recorded a $479,000 pre-tax impairment of an intangible asset in fiscal 2017.  The Company also recorded pre-tax acquisition deal costs of $128,000 and $1,608,000 in the fourth quarter and twelve month periods of fiscal 2017, respectively.  The Company recorded a $155,000 fair market value inventory

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "In spite of difficult market conditions and inflationary pressures, fiscal 2017 represented a year of significant progress for LSI.  We continued to invest in our LED Lighting portfolio and Digital Signage with positive results.  Our lean efforts are providing meaningful savings, although masked by a soft market and heavy inflation.  We completed the highly-strategic acquisition of Atlas, broadening our abilities into the stock and flow portion of the market.

"Notable softness in several market segments where LSI has a strong market position, specifically petroleum and retail, was responsible for the organic decline.  This served to mask the growth generated in other target segments and products.  Our LED Lighting products grew by 20% and LED now comprises 78% of total lighting sales.  We introduced several new LED lighting products during the year, many of which include controls-enhanced solutions.  Our recently introduced Mirada family of LED Fixtures has been received positively.  These fixtures are ideal for parking lot, strip mall, auto dealership, and general site illumination purposes.

On our Smart Lighting advancement, our Lighting Controls sales grew by 50%, led by AirLink™ in partnership with Lutron using factory installed components.  We continue to be encouraged by the feedback we are receiving from the beta installation of our SmartVision® platform, and we will be commercializing this system at the NACS/PEI show in October.

"We completed the acquisition of Atlas Lighting Products during February 2017.  This highly strategic acquisition has broadened our abilities into the stock and flow portion of the market.  In addition to expanding the product portfolio for both LSI and Atlas, we are now in the early stages of increasing our Asian sourcing utilizing Atlas' existing relationships, a move that will produce company-wide cost synergies.  Integration efforts have been very successful to date, and the continued positive input that we are receiving from customers, agents and distributors is encouraging.  LSI's results in fiscal 2017 included just over four months of contribution from the Atlas business.  I look forward to reporting a full year of contribution from Atlas during fiscal 2018.

"Our targeted internal investments are also generating sales growth in important, fast growing segments.  I am proud to report that sales at our SOAR™ Digital Signage program doubled during fiscal 2017.  Over the past few years we have moved this program through the incubation stage into what is now a profitable, cutting edge product line for LSI.  Dynamic digital signage is a rapidly growing sector in the graphics market, and our SOAR solution is well-positioned in this space.  We offer a complete digital signage package for the customer, including installation, monitoring, content creation and refresh capabilities.  We expect this program to continue to gain momentum during fiscal 2018.

"We continued to improve efficiencies through the use of our LSI Business System.  Three facilities were closed during the first half of fiscal 2017.  We expect to see a full year of benefit resulting from these closures during fiscal 2018, including reduced fixed costs and payroll expenses.  Investments in new equipment during the year are also improving productivity meaningfully.  We have also begun to see positive results from new sourcing and design initiatives aimed at lowering costs.  These continued efforts to lean the business, combined with price increases that were initiated in fiscal 2017, will contribute to offsetting cost increases in materials and labor going forward.

 "During fiscal 2017 we began to revitalize our marketing and sales efforts, including focusing on previously underserved markets, such as hospitality and assisted living facilities.  We are encouraged by the reception we are receiving as we work with prospective customers in these markets, and look forward to reporting on this initiative as we progress through fiscal 2018.  These efforts are supported by a full slate of new products scheduled for launch throughout fiscal 2018.

 "Our financial position remains strong.  Our debt position at June 30, 2017 was $49.7 million, down 25% from $66 million on the date of the Atlas transaction.  We are continuing to maintain our dividend at a $0.20 annual rate and will consider increasing the rate based upon the strength of operating results, financial position, and other factors in upcoming quarters.

"We are entering fiscal 2018 with revitalized sales efforts, a pipeline of new products, leaner operations, and a solid financial condition.  We remain encouraged that the high level of quoting activity in the marketplace is suggestive of pent-up demand.  Overall economic indicators, while mixed, support growth in construction activity in both new and renovation/retrofit markets.  Further, we are confident that the internal progress that we achieved during fiscal 2017 will positively impact our operating leverage during fiscal 2018."

Fourth Quarter Fiscal 2017 Results

Net sales in the fourth quarter of fiscal 2017 were $83,419,000, up 3% from last year's fourth quarter net sales of $80,844,000.  Lighting Segment net sales of $62,427,000, which include the results of recently acquired Atlas Lighting from February 21st through June 30th, were up 6.0% from last year's fourth quarter net sales, Graphics Segment net sales decreased 4.3% to $16,456,000, and Technology Segment net sales (excluding significant intersegment net sales) decreased 4.8% to $4,536,000.  After consideration of the Technology Segment's intersegment sales primarily in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales decreased 4.5% in the fourth quarter of fiscal 2017. The Company recorded $128,000 of pre-tax acquisition deal costs in the fourth quarter of fiscal 2017 related to the acquisition of Atlas Lighting Products, Inc.  Operating results of Atlas Lighting beginning February 21, 2017 are included in the Company's consolidated operating results.  In the fourth quarter of fiscal 2017 the Company recorded a net pre-tax restructuring cost of $101,000 (expensed in Cost of Products Sold).  Additionally, the Company recorded other pre-tax severance costs of $284,000 and $68,000 in the fourth quarter of fiscal 2017 and 2016, respectively.  The Company recognized a tax benefit in the fourth quarter of fiscal 2017 resulting from an adjustment in the effective tax rate.  The fiscal 2017 fourth quarter net income of $696,000, or $0.03 per share, compared to the fiscal 2016 fourth quarter net income of $1,428,000 or $0.06 per share.  Earnings per share represents diluted earnings per share.

Fiscal 2017 Results

Net sales in fiscal 2017 were $331,392,000, an increase of 3% as compared to last year's net sales of $322,196,000.  Lighting Segment net sales, which include the results of recently acquired Atlas Lighting from February 21st through June 30th,  increased 5.3% to $239,005,000, Graphics Segment net sales decreased 7.1% to $72,395,000, and Technology Segment net sales (excluding significant intersegment net sales) increased 15.3% to $19,992,000.  After consideration of the Technology Segment's intersegment sales primarily in support of LED products manufactured and sold by the Lighting Segment, this segment's net sales increased 1.7% in fiscal 2017.  The Company recorded a $479,000 pre-tax impairment of an intangible asset in fiscal 2017.  The Company recorded $1,608,000 of pre-tax acquisition deal costs in fiscal 2017 related to the acquisition of Atlas Lighting Products, Inc.  Operating results of Atlas Lighting beginning February 21, 2017 are included in the Company's consolidated operating results.  In fiscal 2017 the Company recorded a net pre-tax restructuring cost of $412,000 ($1,503,000 was expensed in Cost of Products Sold and a net gain of $1,091,000, primarily resulting from the gain on sale of a manufacturing facility, was recorded in Selling and Administrative expenses), and plant closure costs related to an inventory write-down of $485,000 as the Company exited the manufacturing of fluorescent lighting fixtures  -- combining to a net total expense of $897,000.  Additionally, the Company recorded other pre-tax severance costs of $506,000 and $469,000 in fiscal 2017 and 2016, respectively.  The expense related to the Company's incentive compensation plan was significantly less in fiscal 2017 as compared to the prior year.  The Company reduced an income tax valuation reserve in fiscal 2017 in the amount of $0.6 million due to the recording of a long-term capital gain related to the sale of a facility.  The fiscal 2017 net income of $3,000,000, or $0.12 per share, decreased 68% from fiscal 2016 net income of $9,482,000, or $0.37 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at June 30, 2017 included current assets of $107.1 million, current liabilities of $45.4 million and working capital of $61.7 million, which includes cash of $3.0 million.  The current ratio was 2.4 to 1.  The Company has shareholders' equity of $160.1 million and $49.7 million of long-term debt on its balance sheet as of June 30, 2017.  With continued strong cash flow, a sound balance sheet, and $50.3 million available in its credit facility, LSI Industries believes its financial condition is sound and is capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the fourth quarter of fiscal 2017 payable September 6, 2017 to shareholders of record as of the close of business on August 28, 2017.  The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which provides that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings both on a GAAP and Non-GAAP basis, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant by the Board.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three and twelve month periods ended June 30, 2017 and 2016.  Adjusted net income and earnings per share, which exclude the impact of the impairment of an intangible asset, acquisition deal costs, fair market value inventory write-up, restructuring and plant closure costs, and other severance costs, are non-GAAP financial measures.  We believe that these are useful as supplemental measures in assessing the operating performance of our business.  These measures are used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP financial measures to the net income and earnings per share reported for the periods indicated.

	Fourth Quarter
(in thousands, except per share data; unaudited)	FY 2017	Diluted EPS	FY 2016	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings per share as reported	$696	$0.03	$1,428	$0.06
Adjustment for acquisition deal costs, inclusive of the income tax effect	73	--	--	--
Adjustment for restructuring and plant closure costs (income), inclusive of the income tax effect	(433)	(0.02)	--	--
Adjustment for other severance costs, inclusive of the income tax effect	183	0.01	55	--
Adjusted net income and earnings per share	$519	$0.02	$1,483	$0.06

	Twelve Month Period
(in thousands, except per share data; unaudited)	FY 2017	Diluted EPS	FY 2016	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings per share as reported	$3,000	$0.12	$9,482	$0.37
Adjustment for impairment of intangible asset, inclusive of the income tax effect	335	0.01	--	--
Adjustment for acquisition deal costs, inclusive of the income tax effect	1,103	0.04	--	--
Adjustment for fair market value inventory write-up, inclusive of the income tax effect	108	--	--	--
Adjustment for restructuring and plant closure costs, inclusive of the income tax effect	81	--	--	--
Adjustment for other severance costs, inclusive of the income tax effect	347	0.01	318	0.01
Adjusted net income and earnings per share	$4,974	$0.19	$9,800	$0.38

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kentucky, New York, North Carolina and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Jim Galeese, Executive Vice President and Chief Financial Officer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)	Three Months Ended June 30		Three Months Ended June 30
	2017	2016	2017	2016
Net Sales	$83,419	$80,844	$331,392	$322,196
Cost of products and services sold	62,135	60,997	248,012	238,525
Restructuring costs – cost of sales	48	--	1,503	--
Gross profit	21,236	19,847	81,877	83,671
Selling and administrative expenses	20,609	17,766	77,272	69,715
Impairment of an intangible asset	--	--	479	--
Acquisition deal costs	128	--	1,608	--
Restructuring costs – SG&A expense	--	--	(1,091)	--
Operating income	499	2,081	3,609	13,956
Interest (income) expense, net	400	(21)	529	(48)
Income before income taxes	99	2,102	3,080	14,004
Income tax expense (benefit)	(597)	674	80	4,522
Net income	$696	$1,428	$3,000	$9,482
Income per common share
Basic	$0.03	$0.06	$0.12	$0.38
Diluted	$0.03	$0.06	$0.12	$0.37

Condensed Consolidated Balance Sheets
(in thousands, unaudited)	June 30, 2017	June 30, 2016
Current Assets	$107,129	$127,743
Property, Plant and Equipment, net	47,354	47,462
Other Assets	102,197	20,355
	$256,680	$195,560

Current Liabilities	$45,425	$39,233
Long-Term Debt	49,698	--
Other Long-Term Liabilities	1,479	807
Shareholders' Equity	160,078	155,520
	$256,680	$195,560